DEDICATED STORAGE SERVICE ORDER
This Dedicated Storage Service Order is entered as of August 31, 2016, by and between Torrance Valley Pipeline Company LLC, a Delaware limited liability company (“TVPC”) and PBF Holding Company LLC, a Delaware limited liability company (“PBF Holding”), pursuant to and in accordance with the terms of the Transportation Services Agreement (SJV System) dated as of August 31, 2016, by and among such parties (the “Agreement”). The Dedicated Storage Tank is set forth on Attachment 1 to this Dedicated Storage Service Order (the “Dedicated Storage Tank”).
Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.
(i)    the Operating Capacity and Shell Capacity of the Dedicated Storage Tank; see Attachment 1.
(ii)    Storage Services Fees: PBF Holding shall pay TVPC $0.85 per Barrel fixed rate for the Shell Capacity of the Dedicated Storage Tank, which rate includes throughput equal to the Shell Capacity of the Dedicated Storage Tank, subject to adjustment as set forth below;
(iii)     PBF Holding shall also be responsible for:

(a)	any modification, cleaning, or conversion of the Dedicated Storage Tank as required or requested by PBF Holding pursuant to Section 10 of the Agreement;

(b)	reimbursement related to newly imposed taxes pursuant to Section 6 of the Agreement;

(c)	Surcharges related to expenditures as a result of newly imposed laws and regulations pursuant to Section 7 of the Agreement; and

(d) any other services as may be agreed.
Except as set forth in this Dedicated Storage Service Order, the other terms of the Agreement shall continue in full force and effect and shall apply to the terms of this Dedicated Storage Service Order.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Dedicated Storage Service Order as of the date first written above.

TORRANCE VALLEY PIPELINE COMPANY LLC	PBF HOLDING COMPANY LLC
By: /s/ Matthew Lucey Name: Matthew Lucey Title: Executive Vice President	By: /s/ Trecia Canty Name: Trecia Canty Title: Secretary

ATTACHMENT 1
OPERATING CAPACITY AND SHELL CAPACITY OF DEDICATED STORAGE TANK
Midway Tank- Shell Capacity of 55,000 bbls and Operating Capacity of 43,360 bbls